UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 4, 2011

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

333-56594	Ameren Energy Generating Company (Illinois Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	37-1395586

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06	Material Impairments.

Reference is made to Note 9 – Commitments and Contingencies in our financial statements under Part I, Item 1. Financial Statements and Results of Operations and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Form 10-Q for the quarterly period ended June 30, 2011, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiary Ameren Energy Generating Company (“Genco”), for a discussion of the compliance options with respect to the Cross-State Air Pollution Rule (“CSAPR”) for Genco’s Meredosia and Hutsonville energy centers.

On October 4, 2011, Ameren Energy Resources Company, LLC (“AER”), the holding company for Ameren’s merchant generation business, announced that a total of four currently operating units at Genco’s Meredosia and Hutsonville energy centers will cease operating at the end of 2011. The net generating capacity of Meredosia Energy Center is 369 megawatts—including one 203-megawatt, coal-fired unit and one 166-megawatt, oil-fired unit. The Hutsonville Energy Center has two coal-fired units with a net generating capacity of 151 megawatts.

The shutdown of these units will result in the elimination of 90 positions. As a result of these shutdowns, each of Ameren and Genco expects to record a charge to earnings in the third quarter of 2011, representing (1) a non-cash impairment of plant book value ($26 million before taxes), (2) a non-cash impairment of materials and supplies ($5 million before taxes), and (3) estimated future cash severance costs ($4 million before taxes). Ameren expects to receive cash tax benefits of approximately $22 million (Genco - $33 million) as a result of the shutdown of these units. Previously recorded asset retirement obligations for ash pond closures, and river structure and asbestos removals for these energy centers were $38 million with cash expenditures expected over the next ten years along with associated cash tax benefits of $16 million.

The shutdown of these units is primarily the result of the expected cost of complying with the CSAPR, which was issued in July 2011 by the U.S. Environmental Protection Agency. Genco determined that CSAPR compliance options for these four units were uneconomical. Another factor driving the shutdown of these facilities is a lack of a multi-year capacity market managed by the Midwest Independent Transmission System Operator, Inc. (MISO), without which Genco is not positioned to make the substantial investment for environmental controls that would be required to keep these units in service.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s and Genco’s Form 10-K for the year ended December 31, 2010, and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	regulatory, judicial, or legislative actions, including changes in regulatory policies;

•	the effects of, or changes to, the Illinois power procurement process;

•	changes in laws and other governmental actions, including monetary, fiscal and tax policies;

•

changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Ameren Energy Marketing Company;

•	the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•	increasing capital expenditure and operating expense requirements;

•	the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•

the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	the level and volatility of future prices for power in the Midwest;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•	disruptions of the capital markets or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers;

•	generation plant construction, installation and performance;

•	impairments of long-lived assets or goodwill;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures;

•

the impact of current environmental regulations on power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, other emissions, and energy efficiency, will be enacted over time, which could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or otherwise have a negative financial effect;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by the Ameren companies’ energy centers or required to satisfy energy sales made by the Ameren companies;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Energy Generating Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Steven R. Sullivan
Steven R. Sullivan
Chairman and President

Date: October 7, 2011

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